UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2023
HV BANCORP, INC.
(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-37981	46-4351868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 South Easton Road, Suite 304 Doylestown, Pennsylvania		18901
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (267) 280-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HVBC	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the merger on June 16, 2023 of HV Bancorp, Inc., a Pennsylvania corporation (the “Company”), with and into Citizens Financial Services, Inc., a Pennsylvania corporation (“CZFS”), with CZFS as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated October 18, 2022 (the “Merger Agreement”), by and between CZFS, the Company, Huntingdon Valley Bank (“HVB”), the Company’s subsidiary savings bank, First Citizens Community Bank, CZFS’ subsidiary bank (“FCCB”), and CZFS Acquisition Company, LLC, FCCB’s direct shareholder.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 16, 2023, pursuant to the Merger Agreement, the Company merged with and into CZFS, with CZFS being the surviving entity, and HVB merged with and into FCCB, with FCCB being the surviving entity (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock was converted into the right to receive, subject to the election of the holder, either (x) $30.50 in cash or (y) 0.4040 shares of CZFS common stock (as adjusted for a stock dividend), with cash payable in lieu of any fractional shares. Elections were subject to proration procedures whereby 80% of the shares of Company common stock were exchanged for shares of CZFS common stock and 20% of the shares of Company common stock were exchanged for cash. Based on the elections and proration procedures, the total consideration payable to Company shareholders was comprised of an aggregate of approximately 723,068 shares of CZFS common stock and an aggregate of approximately $13.65 million in cash.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated by reference herein.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Capital Market (“NASDAQ”). The Company notified NASDAQ that trading in Company common stock should be suspended and the listing of Company common stock should be removed, in each case prior to the opening of the market on June 20, 2023, and requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration of Company common stock on Form 25 to effect the delisting of all shares of Company common stock from NASDAQ and the deregistration of such Company common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). CZFS, as successor to the Company, intends to file with the SEC a certification on Form 15 requesting the termination of the registration of the Company common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03   Material Modification to the Rights of Security Holders.
The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
At the Effective Time, each holder of shares of Company common stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company other than the right to receive the merger consideration in accordance with the Merger Agreement.

Item 5.01   Changes in Control of Registrant.
The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As of the Effective Time, the articles of incorporation of the Company and the bylaws of the Company ceased to be in effect by operation of law. CZFS’ articles of incorporation and bylaws in effect immediately prior to the Effective Time remained the articles of incorporation and bylaws of CZFS (as the surviving corporation in the Merger).
The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated October 18, 2022, by and among Citizens Financial Services, Inc., First Citizens Community Bank, CZFS Acquisition Company, LLC, HV Bancorp, Inc. and Huntingdon Valley Bank (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of HV Bancorp, Inc. (Commission File No. 001-37981) filed with the Securities and Exchange Commission on October 20, 2022)

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS FINANCIAL SERVICES, INC. (as successor by merger to HV Bancorp, Inc.)

Date: June 16, 2023	By:	/s/ Stephen J. Guillaume
Stephen J. Guillaume
Chief Financial Officer